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[LIONS GATE LOGO]                                                 EXHIBIT 99.1

                   LIONS GATE ENTERTAINMENT CORP. TO PRIVATELY
                        PLACE $50 MILLION OF CONVERTIBLE
                            SENIOR SUBORDINATED NOTES

MARINA DEL REY, CA, and VANCOUVER, BC, November 24, 2003 - Lions Gate Entertainment Corp. (AMEX and TSX: LGF) ("Lions Gate") today announced that it proposes to raise $50 million in gross proceeds through a private placement of convertible senior subordinated notes due 2010 of its subsidiary Lions Gate Entertainment Inc. The notes will be convertible into common shares of Lions Gate.

Neither the convertible notes nor the shares issuable upon conversion have been registered under the Securities Act of 1933, as amended, or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                    * * * * *
                             www.lionsgatefilms.com

AMEX AND TSX: LGF

This press release contains "forward-looking statements" within the meaning of the federal securities law. The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ from those expressed in or implied by the statements herein. The potential risks and uncertainties include risk factors set forth in Lions Gate's public filings with the Securities and Exchange Commission. Lions Gate undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

For further information, contact:

Peter D. Wilkes
310-314-9515
pwilkes@lgecorp.com